Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-4 (Registration No. 333-_____) of Bio Green Med Solution, Inc. of our reports dated May 15, 2026 relating to the financial statements of Future NRG Sdn. Bhd. for the fiscal years ended December 31, 2025 and 2024 which reports appear in the Registration Statement on Form S-4 of Bio Green Med Solution, Inc.

We also consent to the references to us under the headings “Experts” in such Registration Statements.

/s/ MORISON LC PLT
Kuala Lumpur, Malaysia
June 16, 2026